UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2013

WORLD SURVEILLANCE GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32509	88-0292161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, Florida 32815

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (321) 452-3545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 29, 2013, World Surveillance Group Inc. (“WSGI”) and Lighter Than Air Systems Corp., WSGI’s wholly owned subsidiary (“LTAS,” and together with WSGI, the “Companies”) entered into an Independent Contractor Agreement (the “Agreement”) with US Technik, Inc. (“Technik”).

Pursuant to the terms of the Agreement. Technik has agreed to act as a non-exclusive sales contractor for the Companies’ products throughout the United States and internationally. Technik will also provide sales services and support to the Companies as requested to assist in sales of the Companies’ products in the form of, among other things, acting on the Companies’ behalf at marketing events, trade shows, and potential customer presentations and meetings, marketing the Companies’ products and providing demonstrations of the Companies’ products. Finally Technik will have a right of first refusal to provide post contract field services support, operations support and training to the Companies’ customers relating to all of the Companies’ products.

The foregoing information is a summary of the Agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of the agreement, which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the agreement for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

10.1	Independent Contractor Agreement, dated July 29, 2013, by and among World Surveillance Group Inc., Lighter Than Air Systems Corp. and US Technik, Inc.

99.1	Press Release dated July 30, 2013.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Surveillance Group Inc.
(Registrant)

Date: July 30, 2013	/s/ Glenn D. Estrella
By: Glenn D. Estrella
Title: President and Chief Executive Officer